UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2009

SOLAR THIN FILMS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13549 (Commission File Number)	95-4359228 (IRS Employer Identification No.)

25 Highland Blvd., Dix Hills, New York 11746 Telephone No.: (516) 417-8454 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2009, the board of directors of Solar Thin Films, Inc. (the “Company”) appointed Gary Maitland, Esq., a member of the Company’s board of directors, as Vice President and General Counsel.  There are no understandings or arrangements between Mr. Maitland and any other person pursuant to which Mr. Maitland was selected as an executive officer of the Company. Mr. Maitland does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Maitland was appointed as a member of the board of directors of the Company in October 2008.  From 1987 to the present, Mr. Maitland has served as Managing Partner of Kreisberg & Maitland, LLP, a law firm based in New York City. He currently serves on the faculty of the Benjamin N. Cardozo School of Law’s Intensive Trial Advocacy Program. From 1978 to 1981, Mr. Maitland served as an Assistant District Attorney in Kings County, New York (Brooklyn). Mr. Maitland earned a Bachelor of Arts degree from Vassar College in 1975. In addition, he earned a Juris Doctor degree from the Boston University School of Law in 1978. Mr. Maitland is a licensed attorney admitted to practice in the State of New York and admitted to practice before the United States Supreme Court, the Second Circuit Court of Appeals, and the Federal District Courts for the Eastern and Southern Districts of New York.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Date: August 5, 2009	By:	/s/ Robert M. Rubin
Robert M. Rubin
Chief Executive Officer